EXHIBIT 10.2


                      RECISSION AND CANCELLATION AGREEMENT


           THIS RECISSION AND CANCELLATION AGREEMENT made and entered into this 28TH day of August, 1998, by and between First Aid Select, Inc. d/b/a First Aid Direct, a Florida corporation ("FAD"), and Integra Ventures, Inc., a Nevada corporation (n/k/a First Aid Direct) ("Integra").

           In consideration of the mutual promises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, it is agreed by and between the parties as follows:

           1. Integra and FAD have agreed that it is in the best interest of both parties to release the claims Integra has against FAD as well as the claims that FAD has against Integra in consideration of such release; and

           2. Integra does hereby release and discharge FAD from any and all obligations under said Agreement for the Exchange of Common Stock dated July 23, 1997, in consideration of FAD voiding, canceling and terminating said Agreement effective as of July 23, 1997, thereby restoring the parties to their original positions; and

           3. FAD does hereby release and discharge Integra from any and all obligations under said Agreement for the Exchange of Common Stock dated July 23, 1997, in consideration of Integra voiding, canceling and terminating said Agreement effective as of July 23, 1997, thereby restoring the parties to their original positions; and

           4. FAD and its shareholders represent that it has not issued any shares of stock of Integra by private placement or other exemption under the federal or state securities laws; and

           5.        FAD  represents  that each of the officers and directors of
                     Integra   has   tendered   and   hereby  do  tender   their
                     resignations effective as of July 23, 1997; and

           6. FAD represents that all shares of Integra issued on or after July 23, 1997 will be returned to Dale B. Finfrock immediately upon the execution of this Agreement; and

           7. FAD understands that Integra has incurred expenses in conjunction with the Agreement for the Exchange of Common Stock and agrees to remit payment to Integra in the amount of $5,000.00, which shall be considered full payment and satisfaction of those expenses, as well as any and all expenses incurred by Integra on behalf of FAD; and











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8.         Integra will file an Amendment to its Articles of Incorporation  with the State of Nevada changing its name from First Aid Direct, Inc. within 30 business days of the receipt of all corporate documents in conjunction with this Recission Agreement.



The signature of each of the parties hereto constitutes their consent to all of the foregoing.




FIRST AID DIRECT, INC.                    INTEGRA VENTURES, INC.


By:/s/ Scott Siegel                       By:/s/ Dale B. Finfrock
-----------------------                   ----------------------------
Scott Siegel, President                   Dale B. Finfrock, President


FIRST AID SELECT, INC.

/s/ Scott Siegel
----------------------
Scott Siegel, Secretary